UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 11, 2014

WELLNESS CENTER USA, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-173216	27-2980395
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employee Identification No.)

1014 E Algonquin Rd, Ste. 111, Schaumburg, IL, 60173

(Address of Principal Executive Offices)

(847) 925-1885

(Issuer Telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 11, 2014, COO Donald Swanson was appointed President and Vice-Chairman of the Company. Effective the same date, by mutual agreement with the Company, Evan Manolis resigned as an officer and director of the Company, and Scot Johnson resigned as an officer of Psoria-Shield, Inc. and director of the Company.  In connection with his resignation, Mr. Johnson agreed to provide technical and support consulting services pursuant to a Separation Agreement and Consulting Agreement dated April 11, 2014.  He also agreed to restrictions on his shareholdings pursuant to a Lock-up Agreement dated April 11, 2014.

Item 9.01 Financial Statements and Exhibits.

(a)

Financial Statements of business acquired. None.

(b)

Pro forma financial information. None.

(c)

Shell Company Transaction. Not applicable.

(d)

Exhibits.

5.1	Separation Agreement dated April 11, 2014 by and between Scot Johnson and Wellness Center USA, Inc.

5.2	Consulting Agreement dated April 11, 2014 by and between Scot Johnson and Wellness Center USA, Inc.

5.3	Lock-up Agreement dated April 11, 2014 by and between Scot Johnson and Wellness Center USA, Inc.

EXHIBIT INDEX

Exhibit No.	Description
5.1	Separation Agreement dated April 11, 2014 by and between Scot Johnson and Wellness Center USA, Inc.

5.2	Consulting Agreement dated April 11, 2014 by and between Scot Johnson and Wellness Center USA, Inc.

5.3	Lock-up Agreement dated April 11, 2014 by and between Scot Johnson and Wellness Center USA, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WELLNESS CENTER USA, INC.

Date: April 17, 2014	By:	/s/ Andrew J. Kandalepas
Andrew J. Kandalepas
Chairman, Chief Executive Officer, Principal Accounting Officer, and Chief Financial Officer

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